UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

Sinoenergy Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-30017	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

234-5149 Country Hills Blvd. NW; Suite 429, Calgary, Alberta, Canada T3A 5K8
(Address of principal executive offices)

Registrant’s telephone number, including area code: (832) 274-3766

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 21, 2007, Sinoenergy Corporation (the "Company") announced its financial results for the quarterly period ended March 31, 2007 and certain other information. A copy of the Company’s press release announcing these financial results and certain other information is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On May 21, 2007, the Company issued a press release announcing that it has signed a letter of intent with Sinopec Shanghai Petrochemical Company Limited to secure the supply of 200 million cubic meters of natural gas per year to Hubei Gather Energy Gas Co., a 55% subsidiary of the Company, once the Sichuan-Shanghai gas pipelines commence operation. The letter of intent is subject to negotiation of a definitive agreement and satisfaction of any conditions set forth in the definitive agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.2. A copy of the letter of intent is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release, dated May 21, 2007
99.2	Press Release, dated May 21, 2007
99.3	Letter of Intent, dated May 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOENERGY CORPORATION
(Registrant)

Date: May 22, 2007	/s/	Qiong (Laby) Wu
Qiong (Laby) Wu, Chief Financial Officer